Nautilus, Inc. welcomes new member to board of directors Global business advisor and SEC financial expert Ruby Sharma joins leading connected home fitness company VANCOUVER, Wash. – May 19, 2022 – Nautilus, Inc. (NYSE:NLS), a leader in personalized, connected home fitness, today announced that Ruby Sharma has been appointed to its Board of Directors effective May 18, 2022. With over 30 years of experience counseling Fortune 500 multi-national corporations and board leadership, Sharma delivers a proven capacity to fuel business transformation, strengthen investor relations, and drive revenue growth. A cross-sector financial and audit committee expert, Sharma pairs a deep bench of expertise in technical accounting, risk and regulatory compliance, and corporate governance with a passion for driving accountability within organizations’ diversity, equity, and inclusion (DEI) efforts. Her appointment to the board comes at a pivotal time for the company as it continues advancing its long-term strategic plan. “We are thrilled to welcome Ruby to our board of directors,” said M. Carl Johnson, III, Chair of Nautilus, Inc. "Our Board is committed to continually bring fresh and diverse perspectives to Nautilus. Ruby’s multi-faceted background is a critical addition to the depth and breadth of experience represented on Nautilus’ board, as the company continues to transform the connected home fitness industry.” About Ruby Sharma Sharma has served as Managing Partner of RNB Strategic Advisors and currently serves on the board of directors of ShotSpotter, Inc. (NASDAQ: SSTI), a leader in precision policing technology solutions, and an advisory council member for reacHIRE, a technology company helping women successfully re-enter the workforce after a career break. Previously, she spent over 15 years as a senior partner at Ernst & Young LLP (“EY”). A frequent keynote speaker and panelist, Sharma has authored several audit committee handbooks, guides, and white papers on governance, value protection, and diversity and inclusion topics. Sharma was honored as an Outstanding 50 Asian Americans in Business in the Americas in 2011 by the Asian American Business Development Center. She is a Fellow Chartered Accountant (Institute of Chartered Accountants in England & Wales) and holds a B.A. in Economics from Delhi University, India. Sharma also attended the Executive Education program for EY Partners at Northwestern University, Kellogg School of Management. “This is an exciting time to be joining Nautilus,” said Sharma. “Guided by its noble mission, Nautilus is poised for sustained growth in the rapidly-evolving connected home fitness industry and I look forward to contributing to the board as we continue this upward trend.” In addition to welcoming Ruby Sharma to Nautilus’ board of directors, long-time board members Richard Horn and Marvin Siegert have announced that they will be retiring as of the Company’s next annual shareholder’s meeting, currently scheduled for August 2, 2022. “On behalf of the Board of Directors, I want to thank Rick and Marv for their long, dedicated service and many contributions to the board and Nautilus,” said Johnson. “They have been critical to helping us seize opportunities and overcome challenges over the years, and most recently helping us fuel the company’s North Star initiatives for long-term success. We will miss their sage counsel and fellowship.” Exhibit 99.1

Sharma’s appointment to Nautilus’ Board of Directors is part of a comprehensive nomination process that strives to bring diverse perspectives to Nautilus. For more information on Nautilus’ leadership team, including our board of directors, please visit our website. About Nautilus, Inc. Nautilus, Inc. (NYSE:NLS) is a global leader in digitally connected home fitness solutions. The company’s brand family includes Bowflex®, Nautilus®, Schwinn®, and JRNY®, its digital fitness platform. With a broad selection of exercise bikes, cardio equipment, and strength training products, Nautilus, Inc. empowers healthier living through individualized connected fitness experiences; and in doing so, envisions building a healthier world, one person at a time. Headquartered in Vancouver, Washington, the company’s products are sold direct to consumer on brand websites and through retail partners and are available throughout the U.S. and internationally. Nautilus, Inc. uses the investor relations page of its website (www.nautilusinc.com/investors) to make information available to its investors and the market. This press release includes forward-looking statements (statements which are not historical facts) within the meaning of the Private Securities Litigation Reform Act of 1995, including: projected, targeted or forecasted financial, operating results and capital expenditures, including but not limited to net sales growth rates, gross margins, operating expenses, operating margins, anticipated demand for the Company's new and existing products, statements regarding the Company's prospects, resources or capabilities; planned investments, strategic initiatives and the anticipated or targeted results of such initiatives; the effects of the COVID-19 pandemic on the Company’s business; and planned operational initiatives and the anticipated cost-saving results of such initiatives. All of these forward-looking statements are subject to risks and uncertainties that may change at any time. Factors that could cause Nautilus, Inc.’s actual expectations to differ materially from these forward-looking statements also include: weaker than expected demand for new or existing products; our ability to timely acquire inventory that meets our quality control standards from sole source foreign manufacturers at acceptable costs; risks associated with current and potential delays, work stoppages, or supply chain disruptions, including shipping delays due to the severe shortage of shipping containers; an inability to pass along or otherwise mitigate the impact of raw material price increases and other cost pressures, including unfavorable currency exchange rates and increased shipping costs; experiencing delays and/or greater than anticipated costs in connection with launch of new products, entry into new markets, or strategic initiatives; our ability to hire and retain key management personnel; changes in consumer fitness trends; changes in the media consumption habits of our target consumers or the effectiveness of our media advertising; a decline in consumer spending due to unfavorable economic conditions; risks related to the impact on our business of the COVID-19 pandemic or similar public health crises; softness in the retail marketplace; availability and timing of capital for financing our strategic initiatives, including being able to raise capital on favorable terms or at all; changes in the financial markets, including changes in credit markets and interest rates that affect our ability to access those markets on favorable terms and the impact of any future impairment. Additional assumptions, risks and uncertainties are described in detail in our registration statements, reports and other filings with the Securities and Exchange Commission, including the “Risk Factors” set forth in our Annual Report on Form 10-K, as supplemented by our quarterly reports on Form 10-Q. Such filings are available on our website or at www.sec.gov. You are cautioned that such statements are not guarantees of future performance and that our actual results may differ materially from those set forth in the forward-looking statements. We undertake no obligation to publicly update or revise forward-looking statements to reflect subsequent developments, events or circumstances.

Media: Hanna Herrin Nautilus, Inc. 360-859-2570 hherrin@nautilus.com Carey Kerns The Hoffman Agency 503-754-7975 ckerns@hoffman.com Investor Relations: John Mills ICR, LLC 646-277-1254 john.mills@ICRinc.com Source: Nautilus, Inc.